Enovis Announces First Quarter 2025 Results

•Continued commercial momentum with first-quarter sales growth of 8% on a reported basis and strong adjusted EBITDA margin expansion

•First-quarter Reconstructive sales grew 11% year-over-year on a reported basis

•Appointed Damien McDonald as CEO, effective May 12th, 2025

WILMINGTON, DE, May 8, 2025 (GLOBE NEWSWIRE)—Enovis™ Corporation (“Enovis” or “the Company”) (NYSE: ENOV), an innovation-driven medical technology growth company, today announced its financial results for the first quarter ended April 4, 2025. The Company will host an investor conference call and live webcast to discuss these results today at 8:30 am ET.

First Quarter 2025 Financial Results

Enovis’ first-quarter net sales of $559 million grew 8% on a reported basis and 9% (+10% xFX) on a comparable basis from the same quarter in 2024. First quarter results reflect continued execution in P&R, a rebound in growth in Recon, and accelerating momentum in new product introductions. Compared to the same quarter in 2024, net sales in Recon grew 11% on a reported and comparable basis (+13% xFX), and P&R grew 5% on a reported basis and 7% (+8% xFX) on a comparable growth basis.

Enovis also reported first-quarter net loss from continuing operations of $56 million, or a loss of 10.0% of sales, and adjusted EBITDA of $99 million, or 17.7% of sales, an increase of 160 basis points versus the comparable prior-year quarter.

The Company reported first-quarter 2025 net loss from continuing operations of $0.98 per share and adjusted net earnings per diluted share of $0.81.

“We delivered a strong start to 2025, with first-quarter revenues and margins exceeding expectations,” said Matt Trerotola, Chief Executive Officer of Enovis. “This performance reflects the strength of our business system and the discipline of our teams as we navigate a complex global environment. As we move forward, we remain focused on driving above-market growth through disciplined execution, strategic investment, and a multi-year cadence of high-impact product launches across our portfolio.”

2025 Financial Outlook

Enovis updated financial expectations for 2025. Revenue is expected to be in the range of $2.22-2.25 billion, versus prior expectations of $2.19-2.22 billion. Adjusted EBITDA is forecasted to be $385-395 million, as compared to the prior outlook of $405-415 million, and now includes $20mm of tariff related impact. Full-year adjusted earnings per share was updated from $3.10-$3.25 to $2.95-$3.10.

Conference call and Webcast

Investors can access the webcast via a link on the Enovis website, www.enovis.com. For those planning to participate on the call, please dial (833) 335-0887 and use access code 482081. A link to a replay of the call will also be available on the Enovis website later in the day.

About Enovis

Enovis Corporation (NYSE: ENOV) is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, the Company’s extensive range of products, services and integrated technologies fuels active lifestyles in orthopedics and beyond. The Company’s shares of common stock are listed in the United States on the New York Stock Exchange under the symbol ENOV. For more information about Enovis, please visit www.enovis.com.

Availability of Information on the Enovis Website

Investors and others should note that Enovis routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Enovis Investor Relations website. While not all of the information that the Company posts to the Enovis Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Enovis to review the information that it shares on ir.enovis.com.

Forward-Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Enovis’ plans, goals, objectives, outlook, expectations and intentions, and other statements that are not historical or current fact. Forward-looking statements are based on Enovis’ current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Enovis’ results to differ materially from current expectations include, but are not limited to, risks related to Enovis’ acquisition of Lima; the impact of public health emergencies and global pandemics; disruptions in the global economy caused by escalating geopolitical tensions including in connection with Russia’s invasion of Ukraine; macroeconomic conditions, including the impact of inflationary pressures; changes in government trade policies, including the implementation of tariffs; supply chain disruptions; increasing energy costs and availability concerns, particularly in the European market; other impacts on Enovis’ business and ability to execute business continuity plans; and the other factors detailed in Enovis’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K under the caption “Risk Factors,” as well as the other risks discussed in Enovis’ filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Enovis disclaims any duty to update the information herein.

Non-GAAP Financial Measures

Enovis has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). These non-GAAP financial measures may include one or more of the following: adjusted net income from continuing operations (“Adjusted net income”), Adjusted net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted gross profit, Adjusted gross profit margin, Comparable sales, Comparable sales growth, and Comparable sales growth on constant currency basis.

Adjusted net income and Adjusted net income per diluted share exclude restructuring and other charges, Medical Device Regulation (“MDR”) fees and other costs, strategic transaction costs, stock-based compensation, acquisition-related intangible asset amortization, strategic purchase of economic interest on future royalty payments, insurance settlement loss (gain), goodwill impairment charges, property plant and equipment step-up depreciation, and fair value charges on acquired inventory, Other (income) expense, net, and include the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments. Enovis also presents Adjusted net income margin, which is subject to the same adjustments as Adjusted net income.

Adjusted EBITDA represents Adjusted net income excluding interest, taxes, and depreciation and amortization. Enovis presents Adjusted EBITDA margin, which is subject to the same adjustments as Adjusted EBITDA.

Adjusted gross profit represents gross profit excluding the fair value charges of acquired inventory, depreciation step-up of acquired fixed assets, and the impact of restructuring and other charges. Adjusted gross profit margin is subject to the same adjustments as Adjusted gross profit.

Comparable sales adjusts net sales for prior periods to include the sales of acquired businesses prior to our ownership from acquisitions that closed in the periods presented and to exclude the net sales of certain non-core product lines that were divested or discontinued, as applicable, during the periods presented.

Comparable sales growth represents the change in Comparable sales for the current period from Comparable sales for the prior year period.

Comparable sales growth on constant currency basis represents Comparable sales growth excluding the impact of foreign exchange rate fluctuations based on prior year sales valued at the current period foreign currency rates.

Comparable sales, comparable sales growth and comparative sales growth on a constant currency basis are presented for illustrative purposes only and do not and are not intended to comply with Article 11 of Regulation S-X promulgated by the SEC in respect of proforma financial information, and may differ, including materially, from proforma financial statements presented in accordance therewith.

These non-GAAP financial measures assist Enovis management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Enovis management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release. Enovis does not provide reconciliations of adjusted EBITDA or adjusted earnings per share on a forward-looking basis to the closest GAAP financial measures, as such information is not available without unreasonable efforts on a forward-looking basis due to uncertainties regarding, and the potential variability of, reconciling items excluded from these measures. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

Kyle Rose
Vice President, Investor Relations
Enovis Corporation
+1-917-734-7450
investorrelations@enovis.com

Enovis Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended
	April 4, 2025	March 29, 2024
Net sales	$558,834	$516,266
Cost of sales	226,605	218,370
Gross profit	332,229	297,896
Gross profit margin	59.5%	57.7%
Selling, general and administrative expense	269,019	255,691
Research and development expense	28,528	23,377
Amortization of acquired intangibles	41,812	40,931
Purchase of royalty interest	35,777	—
Restructuring and other charges	3,862	12,911
Operating loss	(46,769)	(35,014)
Operating loss margin	(8.4)%	(6.8)%
Interest expense, net	9,188	19,996
Other expense, net	1,392	24,235
Loss from continuing operations before income taxes	(57,349)	(79,245)
Income tax benefit	(1,769)	(7,404)
Net loss from continuing operations	(55,580)	(71,841)
Loss from discontinued operations, net of taxes	(125)	—
Net loss	(55,705)	(71,841)
Net loss margin	(10.0)%	(13.9)%
Less: net income attributable to noncontrolling interest from continuing operations - net of taxes	261	157
Net loss attributable to Enovis Corporation	$(55,966)	$(71,998)
Net income (loss) per share - basic and diluted
Continuing operations	$(0.98)	$(1.32)
Discontinued operations	$—	$—
Consolidated operations	$(0.98)	$(1.32)

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions, except per share data
(Unaudited)

	Three Months Ended
	April 4, 2025	March 29, 2024
Adjusted Net Income and Adjusted Net Income Per Share
Net loss from continuing operations attributable to Enovis Corporation(1) (GAAP)	$(55.8)	$(72.0)
Restructuring and other charges - pretax(2)	3.9	12.9
MDR and other costs - pretax(3)	3.2	4.9
Amortization of acquired intangibles - pretax	41.8	40.9
Inventory step-up and PPE step-up depreciation - pretax(4)	12.7	5.1
Strategic transaction costs - pretax(5)	12.1	20.8
Purchase of royalty interest(6)	35.8	—
Stock-based compensation	7.4	6.4
Other (income) expense, net(7)	1.4	24.2
Tax adjustment(8)	(16.0)	(15.6)
Adjusted net income from continuing operations (non-GAAP)	$46.5	$27.7
Adjusted net income margin from continuing operations	8.3%	5.4%

Weighted-average shares outstanding - diluted (GAAP)	56,792	54,687
Net loss per share - diluted from continuing operations (GAAP)	$(0.98)	$(1.32)

Adjusted weighted-average shares outstanding - diluted (non-GAAP)	57,374	55,273
Adjusted net income per share - diluted from continuing operations (non-GAAP)	$0.81	$0.50
__________
(1) Net loss from continuing operations attributable to Enovis Corporation for the respective periods is calculated using Net loss from continuing operations less the continuing operations component of the income attributable to noncontrolling interest, net of taxes.
(2) Restructuring and other charges includes an immaterial expense classified as Cost of sales on the Company’s Condensed Consolidated Statements of Operations for the three months ended April 4, 2025.
(3) Primarily related to costs specific to compliance with medical device reporting regulations and other requirements of the European Union MDR. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(4) Includes $12.1 million in inventory step-up charges and $0.6 million in PPE step-up depreciation in connection with acquired businesses for the three months ended April 4, 2025. Includes $5.1 million in inventory step-up charges in connection with acquired businesses for the three months ended March 29, 2024.
(5) Strategic transaction costs includes integration costs related to recent acquisitions and Separation-related costs.
(6) In the first quarter of 2025, we completed strategic purchases of economic interest on future royalty payments in our intellectual property (“royalty interest”) for a fixed price of $43.8 million, which will be paid over seven years. We accrued a liability and recognized a $35.8 million charge for the net present value of the purchases.
(7) Other (income) expense, net primarily includes the fair value gain on Contingent Acquisition shares, partially offset by the first quarter of 2024 loss on the non-designated forward currency hedge for managing exchange rate risk related to the Euro-denominated purchase price of the Lima Acquisition.
(8) The effective tax rates used to calculate adjusted net income and adjusted net income per share were 23.4% for the three months ended April 4, 2025, respectively, and 22.7% for the three months ended March 29, 2024, respectively.

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions
(Unaudited)

	Three Months Ended
	April 4, 2025	March 29, 2024
	(Dollars in millions)
Net loss from continuing operations (GAAP)	$(55.6)	$(71.8)
Income tax benefit	(1.8)	(7.4)
Other (income) expense, net	1.4	24.2
Interest expense, net	9.2	20.0
Operating loss (GAAP)	(46.8)	(35.0)
Adjusted to add:
Restructuring and other charges(1)	3.9	12.9
MDR and other costs(2)	3.2	4.9
Strategic transaction costs(3)	12.1	20.8
Stock-based compensation	7.4	6.4
Depreciation and other amortization	29.6	27.2
Amortization of acquired intangibles	41.8	40.9
Purchase of royalty interest(4)	35.8	—
Inventory step-up	12.1	5.1
Adjusted EBITDA (non-GAAP)	$99.2	$83.2
Adjusted EBITDA margin (non-GAAP)	17.7%	16.1%
__________
(1) Restructuring and other charges includes an immaterial expense classified as Cost of sales on the Company’s Condensed Consolidated Statements of Operations for the three months ended April 4, 2025.
(2) Primarily related to costs specific to compliance with medical device reporting regulations and other requirements of the European Union MDR. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(3) Strategic transaction costs includes integration costs related to recent acquisitions and Separation-related costs.
(4) In the first quarter of 2025, we completed strategic purchases of economic interest on future royalty payments in our intellectual property (“royalty interest”) for a fixed price of $43.8 million, which will be paid over seven years. We accrued a liability and recognized a $35.8 million charge for the net present value of the purchases.

Enovis Corporation
Reconciliation of Gross Margin (GAAP) to Adjusted Gross Margin (non-GAAP)
Dollars in millions
(Unaudited)

	Three Months Ended
	April 4, 2025	March 29, 2024
Net sales	$558.8	$516.3
Gross profit	$332.2	$297.9
Gross profit margin (GAAP)	59.4%	57.7%

Gross profit (GAAP)	$332.2	$297.9
Inventory step-up and PPE step-up depreciation	12.7	5.1
Adjusted gross profit (Non-GAAP)	$344.9	$303.0
Adjusted gross profit margin (Non-GAAP)	61.7%	58.7%

Enovis Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	April 4, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,460	$48,167
Trade receivables, less allowance for credit losses of $26,846 and $24,466	435,618	407,031
Inventories, net	585,911	547,120
Prepaid expenses	42,494	36,246
Other current assets	115,698	107,882
Total current assets	1,218,181	1,146,446
Property, plant and equipment, net	426,288	404,500
Goodwill	1,733,334	1,692,709
Intangible assets, net	1,344,547	1,317,429
Lease asset - right of use	65,949	68,915
Other assets	86,735	88,778
Total assets	$4,875,034	$4,718,777

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$20,028	$20,027
Accounts payable	188,149	179,098
Accrued liabilities	269,246	329,873
Total current liabilities	477,423	528,998
Long-term debt, less current portion	1,367,537	1,309,473
Non-current lease liability	49,161	52,461
Other liabilities	360,695	263,516
Total liabilities	2,254,816	2,154,448
Equity:
Common stock, $0.001 par value; 133,333,333 shares authorized; 57,118,641 and 55,876,517 shares issued and outstanding as of April 4, 2025 and December 31, 2024, respectively	57	56
Additional paid-in capital	3,021,690	2,973,121
Accumulated deficit	(338,989)	(283,023)
Accumulated other comprehensive loss	(64,990)	(127,892)
Total Enovis Corporation equity	2,617,768	2,562,262
Noncontrolling interest	2,450	2,067
Total equity	2,620,218	2,564,329
Total liabilities and equity	$4,875,034	$4,718,777

Enovis Corporation
Condensed Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Three Months Ended
	April 4, 2025	March 29, 2024

Cash flows from operating activities:
Net loss	$(55,705)	$(71,841)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	71,435	73,404
Stock-based compensation expense	7,407	6,431
Non-cash interest expense	1,348	1,245
Fair value loss on contingent acquisition shares	1,787	13,443
Loss on currency hedges	—	11,123
Deferred income tax benefit	(1,769)	(9,966)
(Gain) loss on sale of property, plant and equipment	(527)	265
Changes in operating assets and liabilities:
Trade receivables, net	(15,977)	(12,009)
Inventories, net	(23,295)	(11,051)
Accounts payable	4,189	(11,752)
Other operating assets and liabilities	9,511	(25,448)
Net cash used in operating activities	(1,596)	(36,156)
Cash flows from investing activities:
Purchases of property, plant and equipment and intangibles	(43,262)	(36,928)
Payments for acquisitions, net of cash received, and investments	(18,858)	(760,914)
Cash received upon settlement of derivatives	1,601	—
Net cash used in investing activities	(60,519)	(797,842)
Cash flows from financing activities:
Proceeds from borrowings on term credit facility	—	400,000
Repayments of borrowings under term credit facility	(5,000)	(5,000)
Proceeds from borrowings on revolving credit facilities and other	72,000	480,000
Repayments of borrowings on revolving credit facilities and other	(10,438)	(1,956)
Payment of debt issuance costs	—	(703)
Payments of tax withholding for stock-based awards	(3,447)	(4,772)
Proceeds from issuance of common stock, net	341	871
Deferred consideration payments and other	(2,265)	(3,900)
Net cash provided by financing activities	51,191	864,540
Effect of foreign exchange rates on Cash and cash equivalents	1,217	(828)
Increase (decrease) in Cash and cash equivalents	(9,707)	29,714
Cash and cash equivalents, beginning of period	48,167	44,832
Cash and cash equivalents, end of period	$38,460	$74,546

Supplemental disclosures:
Fair value of contingently issuable shares in business acquisition	$—	$107,877

Enovis Corporation
GAAP and Comparable Net Sales
Change in Sales
Dollars in millions
(Unaudited)

	Three Months Ended
	April 4, 2025	March 29, 2024	Growth Rate
	GAAP
	(In millions)
Prevention & Recovery:
U.S. Bracing & Support	$115.1	$104.6	10.1%
U.S. Other P&R	66.6	66.4	0.4%
International P&R	90.9	88.1	3.2%
Total Prevention & Recovery	272.6	259.0	5.2%

Reconstructive:
U.S. Reconstructive	137.9	123.7	11.4%
International Reconstructive	148.4	133.5	11.1%
Total Reconstructive	286.3	257.3	11.3%

Total	$558.8	$516.3	8.2%

	Three Months Ended
	April 4, 2025	March 29, 2024	Growth Rate	Constant Currency Growth Rate (2)
	Comparable Sales (1)
	(In millions)
Prevention & Recovery:
U.S. Bracing & Support	$115.1	$104.6	10.1%	10.1%
U.S. Other P&R	66.6	63.6	4.7%	4.7%
International P&R	90.9	86.5	5.1%	7.6%
Total Prevention & Recovery	272.6	254.7	7.0%	7.9%

Reconstructive:
U.S. Reconstructive	137.9	123.7	11.4%	11.4%
International Reconstructive	148.4	133.0	11.5%	14.4%
Total Reconstructive	286.3	256.8	11.5%	13.0%

Total	$558.8	$511.4	9.3%	10.4%
(1) Comparable sales adjusts net sales for prior periods to include the sales of acquired businesses prior to our ownership from acquisitions that closed after March 31, 2024 and to exclude the sales of certain non-core product lines that were divested or discontinued, as applicable, during the periods presented. There were no acquired business adjustments in the periods presented.
(2) Comparable sales growth on a constant currency basis represents Comparable sales growth excluding the impact of foreign exchange rate fluctuations based on prior year sales valued at the current period foreign currency rates.